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                                   EXHIBIT A
                                   ---------

                           Agreement of Joint Filing
                           -------------------------

       Each of the undersigned hereby agrees that they are filing jointly pursuant to Rule 13d-1(f)(1) of the Securities Exchange Act of 1934, as amended, the Statement dated March 17, 1997, containing the information required by
Schedule 13G, for the shares of Common Stock of Optical Sensors, Inc. which they each beneficially hold.

Dated:  March 17, 1997

Coral Partners II, a limited partnership
By: Coral Management Partners II, Limited Partnership,
Its: General Partner

/s/  Linda L. Watchmaker
----------------------------
Linda L. Watchmaker
General Partner

Coral Management Partners II, Limited Partnership,
By: General Partner

/s/  Linda L. Watchmaker
----------------------------
Linda L. Watchmaker
General Partner


By  /s/ Yuval Almog
----------------------------
Yuval Almog

By  /s/ Peter H. McNerney          By  /s/ Linda L. Watchmaker
    ------------------------           ----------------------------
Peter H. McNerney                  Linda L. Watchmaker

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